                              LETTER OF TRANSMITTAL
                                    TO TENDER
                    UNREGISTERED 13.75% SENIOR NOTES DUE 2010
                      (INCLUDING THOSE IN BOOK-ENTRY FORM)
                                       OF
                           PF.NET COMMUNICATIONS, INC.
       PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED ________, 2000

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    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
    CITY TIME, ON ________, 2000 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.

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                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                     UNITED STATES TRUST COMPANY OF NEW YORK
                                   DELIVER TO:

  BY REGISTERED OR CERTIFIED MAIL:           BY HAND DELIVERY TO 4:30 P.M.:          BY OVERNIGHT COURIER AND BY HAND
                                                                                       DELIVERY AFTER 4:30 P.M. ON
                                                                                              EXPIRATION DATE
United States Trust Company of New York  United States Trust Company of New York  United States Trust Company of New York
            P.O. Box 84                         30 Broad Street, B-Level                30 Broad Street, 14th Floor
       Bowling Green Station                    New York, NY 10004-2304                   New York, NY 10004-2304
      New York, NY 10274-0084
Reference: PF.Net Communications, Inc.   Reference: PF.Net Communications, Inc.

                                                      BY FACSIMILE:

                                              (ELIGIBLE INSTITUTIONS ONLY)

                                                    (212) 422-0183 OR
                                                      (646) 458-8104

                                         REFERENCE: PF.NET COMMUNICATIONS, INC.

                                                   FOR INFORMATION OR
                                               CONFIRMATION BY TELEPHONE:

                                                      JOHN GUILIANO
                                                     (800) 548-6565

ORIGINALS OF ALL DOCUMENTS SENT BY FACSIMILE SHOULD BE SENT PROMPTLY BY REGISTERED OR CERTIFIED MAIL, BY HAND OR BY OVERNIGHT DELIVERY SERVICE.

    DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    IF YOU WISH TO EXCHANGE UNREGISTERED 13.75% SENIOR NOTES DUE 2010 (THE "OLD NOTES"), FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF REGISTERED 13.75% SENIOR NOTES DUE 2010 (THE "NEW NOTES"), PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OLD NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

                          SIGNATURES MUST BE PROVIDED.

           PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE
                      COMPLETING THIS LETTER OF TRANSMITTAL

    This Letter of Transmittal is to be completed by holders of Old Notes either if Old Notes are to be forwarded herewith or if tenders of Old Notes are to be made by book-entry transfer to an account maintained by United States Trust Company of New York (the "Exchange Agent") at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer -- Procedures for Tendering" in the Prospectus (as defined).

    Holders of Old Notes whose certificates for such Old Notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus.

                        DESCRIPTION OF TENDERED OLD NOTES


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                                                                   AGGREGATE
 NAMES(S) AND ADDRESS(ES) OF REGISTERED OWNER(S)   CERTIFICATE  PRINCIPAL AMOUNT
AS IT APPEARS ON THE 13.75% SENIOR NOTES DUE 2010   NUMBER(S)     OF OLD NOTES
            (PLEASE FILL IN, IF BLANK)             OF OLD NOTES     TENDERED
--------------------------------------------------------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  TOTAL PRINCIPAL
                                                   AMOUNT OF OLD
                                                   NOTES TENDERED
--------------------------------------------------------------------------------

(BOXES BELOW TO BE CHECKED BY ELIGIBLE INSTITUTIONS ONLY)

/  /   CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY
       TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

       Name of Tendering Institution
                                    --------------------------------------------
       Account Number
                     -----------------------------------------------------------

       Transaction Code Number
                              --------------------------------------------------

/  /   CHECK HERE AND ENCLOSE A COPY OF THE NOTICE OF GUARANTEED DELIVERY IF
       TENDERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

       Name of Registered Holder(s)
                                   ---------------------------------------------
       Window Ticket Number (if any)
                                    --------------------------------------------
       Date of Execution of Notice of Guaranteed Delivery
                                                         -----------------------
       Name of Institution which Guaranteed Delivery
                                                    ----------------------------
If Guaranteed Delivery is to be made By Book-Entry Transfer:

       Name of Tendering Institution
                                    --------------------------------------------
       Account Number
                     -----------------------------------------------------------
       Transaction Code Number
                              --------------------------------------------------

/  /   CHECK HERE IF TENDERED BY BOOK-ENTRY TRANSFER AND NON- EXCHANGED OLD
       NOTES ARE TO BE RETURNED BY CREDITING THE BOOK-ENTRY TRANSFER FACILITY ACCOUNT NUMBER SET FORTH ABOVE.

/  /   CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE OLD NOTES FOR ITS
       OWN ACCOUNT AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES (A "PARTICIPATING BROKER-DEALER") AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

       Name:
            --------------------------------------------------------------------
       Address:
               -----------------------------------------------------------------

LADIES AND GENTLEMEN:

    1    The undersigned hereby tenders to PF.Net Communications, Inc., a
Delaware corporation (the "Company"), the Old Notes, described above pursuant to the Company's offer of $1,000 principal amount of the New Notes and the guarantees thereof, in exchange for each $1,000 principal amount of the Old Notes and the guarantees thereof, upon the terms and subject to the conditions contained in the Prospectus dated ________, 2000 (the "Prospectus"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Exchange Offer").

    2    The undersigned hereby represents and warrants that it has full authority to tender the Old Notes described above. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Old Notes.

    3    The undersigned understands that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Company as to the terms and conditions set forth in the Prospectus.

    4    Unless the box under the heading "Special Registration Instructions" is checked, the undersigned hereby represents and warrants that;

         (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, whether or not the undersigned is the holder;

         (ii) neither the undersigned nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

         (iii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes;

         (iv) if the undersigned is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules
    260.102.10 and 260.105.14 of the California Blue Sky Regulations;

         (v) if the undersigned is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985;

         (vi) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is participating in the Exchange Offer for the purpose of distributing the New

    Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes or interests therein acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters;

         (vii) the undersigned understands that a secondary resale transaction described in clause (vi) above and any resales of New Notes or interests therein obtained by such holder in exchange for Old Notes or interests therein originally acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission; and

         (viii) neither the holder nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the Company.

    5    The undersigned may, IF AND ONLY IF UNABLE TO MAKE ALL OF THE
REPRESENTATIONS AND WARRANTIES CONTAINED IN ITEM 4 ABOVE, elect to have its Old Notes registered in the shelf registration described in the Registration Rights Agreement, dated as of May 10, 2000, between the Company, UBS Warburg LLC and Credit Suisse First Boston Corporation, as initial purchasers, in the form filed as an exhibit to the registration statement of which the Prospectus is a part. Such election may be made by checking the box under "Special Registration Instructions" on page 7. By making such election, the undersigned agrees, jointly and severally, as a holder of transfer restricted securities participating in a shelf registration, to indemnify and hold harmless the Company, its agents, employees, directors and officers and each Person who controls the Company, within the meaning of Section 15 of the Securities Act or
Section 20 (a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages and liabilities whatsoever (including, without limitation, the reasonable legal and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the shelf registration statement filed with respect to such Old Notes or the Prospectus or in any amendment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the undersigned furnished to the Company in writing by or on behalf of the undersigned expressly for use therein. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by reference to the Registration Rights Agreement.

    6    If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes, however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the undersigned is a broker-dealer and Old Notes held for its own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.

    7    Any obligation of the undersigned hereunder shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

    8    Unless otherwise indicated herein under "Special Delivery
Instructions," the certificates for the New Notes will be issued in the name of the undersigned.

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                          SPECIAL DELIVERY INSTRUCTIONS

                               (See Instruction 1)

         To be completed ONLY IF the New Notes are to be issued or sent to someone other than the undersigned or to the undersigned at an address other than that provided above.

           Mail /  /    Issue /  / (check appropriate boxes) certificates to:

          Name:
               -----------------------------------------------------------
                                      (PLEASE PRINT)

          Address:
                  --------------------------------------------------------
                                  (INCLUDING ZIP CODE)

    ----------------------------------------------------------------------

    ----------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                        SPECIAL REGISTRATION INSTRUCTIONS

                                  (See Item 5)

         To be completed ONLY IF (i) the undersigned satisfies the conditions set forth in Item 5 above, (ii) the undersigned elects to register its Old Notes in the Shelf Registration described in the Registration Rights Agreement and (iii) the undersigned agrees to indemnify certain entities and individuals as set forth in the Registration Rights Agreement and summarized in Item 5 above.

    / / By checking this box the undersigned hereby (i) represents that it is unable to make all of the representations and warranties set forth in Item 4 above, (ii) elects to have its Old Notes registered pursuant to the shelf registration described in the Registration Rights Agreement and (iii) agrees to indemnify certain entities and individuals identified in, and to the extent provided in, the Registration Rights Agreement and summarized in Item 5 above.
--------------------------------------------------------------------------------

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                                    SIGNATURE

         To be completed by all exchanging noteholders. Must be signed by registered holder exactly as name appears on Old Notes. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

    X
     -------------------------------------------------------------------------
    X
      ------------------------------------------------------------------------
          SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATURE

    Dated:
          --------------------------------------------------------------------
    Names(s):
             -----------------------------------------------------------------
                               (PLEASE TYPE OR PRINT)

    Capacity:
             -----------------------------------------------------------------
    Address:
            ------------------------------------------------------------------

    --------------------------------------------------------------------------

    --------------------------------------------------------------------------
                               (INCLUDING ZIP CODE)

    Area Code and Telephone
    No.:
        ----------------------------------------------------------------------

               SIGNATURE GUARANTEE (IF REQUIRED BY INSTRUCTION 1)

        Certain Signatures Must be Guaranteed by an Eligible Institution

    --------------------------------------------------------------------------
             (NAME OF ELIGIBLE INSTITUTION GUARANTEEING SIGNATURES)

    --------------------------------------------------------------------------
    (ADDRESS (INCLUDING ZIP CODE) AND TELEPHONE NUMBER (INCLUDING AREA CODE)
                                    OF FIRM)

    --------------------------------------------------------------------------
                             (AUTHORIZED SIGNATURE)

    --------------------------------------------------------------------------
                                 (PRINTED NAME)

    --------------------------------------------------------------------------
                                     (TITLE)

    Dated:
          --------------------------------------------------------------------

--------------------------------------------------------------------------------

                     PLEASE READ THE FOLLOWING INSTRUCTIONS,
                 WHICH FORM A PART OF THIS LETTER OF TRANSMITTAL

                                  INSTRUCTIONS

    1. GUARANTEE OF SIGNATURES. Signatures on this Letter of Transmittal must be guaranteed by an eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or by an "eligible guarantor institution" within the meaning of Rule l7Ad-15 promulgated under the Exchange Act (an "Eligible Institution") unless the box entitled "Special Registration Instructions" or "Special Delivery Instructions" above has not been completed or the Old Notes described above are tendered for the account of an Eligible Institution.

    2. DELIVERY OF LETTER OF TRANSMITTAL AND OLD NOTES. The Old Notes, together with a properly completed and duly executed Letter of Transmittal (or copy thereof), should be mailed or delivered to the Exchange Agent at the address set forth above.

    THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY OR ANY OF THE GUARANTORS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    3. SIGNATURE ON LETTER OF TRANSMITTAL, BOND POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by a person other than a registered holder of any Old Notes, such Old Notes must be endorsed or accompanied by appropriate bond powers, signed by such registered holder exactly as such registered holder's name appears on such Old Notes.

    If this Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

    4. MISCELLANEOUS. All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. The Company reserves the absolute right to reject any or all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities, or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of defects in such tenders or shall incur any liability for failure to give such notification. Tenders of Old Notes will not he deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder thereof as soon as practicable following the Expiration Date.